EXHIBIT 4.2

                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.
                                     BY-LAWS

                As Amended and Restated Effective April 25, 2001

                                      *****

                                    ARTICLE 1
                            Meetings of Stockholders

     Section 1.01. Place of Meetings. Meetings of stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Corporation's Board of Directors (the "Board") may determine.

     Section 1.02. Annual and Special Meetings. Annual meetings of stockholders shall be held, at a place, if any, date and hour, fixed by the Board to elect directors to the Board and to transact such other business as may properly come before the meeting. Special meetings of stockholders may be called by the persons permitted to call such meetings by the Corporation's Certificate of Incorporation.

     Section 1.03. Notice. Except as otherwise provided by law or by the Certificate of Incorporation, written notice shall be given to each stockholder entitled to vote at such meeting at least 10 and nor more than 60 days before the date of each meeting of stockholders, such notice to include the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

     Section 1.04. Quorum; Adjournment. At any meeting of stockholders, the holders of record of a majority of the Corporation's stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by law or by the Certificate of Incorporation. In the absence of a quorum or for any other reason, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time. If the adjournment is for more than 30 days, or if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting originally called.

     Section 1.05. Conduct of Meeting and Order of Business. The Chairman or, at the Chairman's request or in the absence of the Chairman, the Chief Executive Officer, or, in the absence of the Chairman and the Chief Executive Officer, such person as shall be selected by the Board, shall act as chairman at all meeting of stockholders. The Secretary of the Corporation or, in his or her absence, an Assistant Secretary shall act as secretary at all meetings of stockholders. The chairman of the meeting shall have the right and authority to determine and maintain the rules, regulations and procedures for the proper conduct of the meeting, including but not limited to restricting entry to the meetings after it has commenced, maintaining order and the safety of those in attendance, opening and closing the polls for voting, dismissing business not properly submitted, and limiting time allowed for discussion of the business of the meeting.

     Business to be conducted at annual meetings of stockholders shall be limited to that properly submitted to the meeting either by or at the direction of the Board or by any stockholder of the Corporation who shall be entitled to vote at such meeting and who complies with the notice requirements set forth in
Section 1.06. If the chairman of the meeting shall determine that any business was not properly submitted in accordance with the terms of Section

1.06, he or she shall so declare to the meeting and the business that was not properly submitted shall not be transacted at that meeting.

     Section 1.06. Advance Notice of Stockholder Proposals. In addition to any other applicable requirements, in order to properly submit any business to an annual meeting of stockholders, a stockholder must give timely notice in writing to the Secretary of the Corporation. To be timely, such notice must be delivered either in person or by United States certified mail, postage prepaid, and received prior to the close of business at the principal executive offices of the Corporation (a) not less than 120 days nor more than 150 days (unless, in either case, such day is not a business day in which case the immediately preceding business day) before the first anniversary of the date of the Corporation's proxy statement released to stockholders in connection with the last annual meeting of stockholders (provided, however, that, for the 2002 annual meeting of stockholders, such dates shall be as described in the Corporation's proxy statement released to stockholders prior to the effective date of these amended and restated By-Laws) or (b) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not later than the close of business on the later of the tenth calendar day following the day on which the first public announcement of the date of the annual meeting was made and the date that is 60 days before the date of the applicable annual meeting. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

     Nomination of persons for election to the Board may be made by the Board or any committee designated by the Board or by any stockholder entitled to vote for the election of directors at the applicable meeting of stockholders. However, nominations other than those made by the Board or its designated committee must be made in accordance with the procedures for submitting business at an annual meeting of the stockholders as set forth in this Section 1.06, and no person shall be eligible to serve as a director unless such procedures have been followed.

     A stockholder may nominate a person or persons for election to the Board only if written notice of such stockholder's intent to make such nomination is given to the Secretary of the Corporation in accordance with the procedures set forth above. In addition to the timeliness requirements set forth above for notice to the Corporation by a stockholder of business to be submitted at an annual meeting of stockholders, with respect to any special meetings of stockholders called for the election of directors, written notice must be delivered in the manner specified above and not later than the close of business on the seventh day following the date of the first public announcement of the date of such meeting.

     A stockholder's notice to submit business to an annual meeting of stockholders shall set forth (a) the name and address of the stockholder, (b) the class and number of shares of stock beneficially owned by such stockholder,
(c) the name in which such shares are registered on the stock transfer books of the Corporation, (d) a representation that the stockholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (e) any material interest of the stockholder in the business to be submitted and (f) a brief description of the business desired to be submitted to the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation.

     In addition to the information required above to be given by a stockholder who intends to submit business to a meeting of stockholders, if the business to be submitted is the nomination of a person or persons for election to the Board then such stockholder's notice must also set forth, as to each person whom the stockholder proposes to nominate for election as a director, (a) the name, age, business address and, if known, residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of stock of the Corporation which are beneficially owned by such person,
(d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, (e) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected and (f) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

     Any person nominated for election as a director by the Board or any committee designated by the Board shall, upon the request of the Board or such committee, furnish to the Secretary of the Corporation all such information pertaining to such person that is required to be set forth in a stockholder's notice of nomination.

     In addition to the foregoing provision of this Section 1.06, a stockholder who seeks to have any proposal included in the Corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.

     For purposes of this Section 1.06, "public announcement" means announcement in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

     1.07 Voting. If a quorom exists, in all actions of stockholders other than the election of directors or as otherwise required by law, the Certificate of Incorporation or these By-laws, the affirmative vote of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by a class or series or classes or series is required, the affirmative vote of a majority of the voting power of such class or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or series or classes or series.

     If a quorom exists, directors shall be elected by a plurality of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

     A stockholder may authorize another person or persons to act for such stockholder as proxy; provided, however, that no stockholder may designate more than four persons to act on his or her behalf at a meeting of stockholders. Such authorization may be granted by any valid means set forth in the Delaware General Corporation Law, as amended from time to time. A proxy shall be submitted to the secretary of the meeting at or prior to the time designated by the chairman of the meeting.

     Section 1.08. Inspectors of Election. Prior to any meeting of stockholders, the Board shall appoint one or more inspectors to act at the meeting and make a written report thereof in accordance with the Delaware General Corporation Law. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. If any inspector previously appointed shall fail to attend or refuse or be unable to serve, a substitute shall be appointed by the presiding officer.

                                    ARTICLE 2
                                    Directors

     Section 2.01. Meetings. Regular meetings of the Board shall be held at such times and places as may from time to time be fixed by the Board or as may be specified in a notice of meeting. Special meetings of the Board may be held at any time upon the call of the Chairman or the Chief Executive Officers and shall be called by the Chairman, the Chief Executive Officer or the Secretary if directed by the Board. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders. No notice shall be required for any regular meeting of the Board. Notice of the day, hour and place of holding of each special meeting shall be given by delivering the same at least two days before the date of the meeting or by causing the same to be transmitted by telecopy or telegraph, or delivered personally or by telephone, at least one day before the meeting to each director.

     Section 2.02. Quorum. Except as otherwise provided in the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present.

     Section 2.03. Executive Committee. The Board, by resolution adopted by a majority of the entire Board, may appoint from among its members an Executive Committee consisting of the Chief Executive Officer, if such officer is a member of the Board, or the Chairman, if the Chief Executive Officer is not a member of the Board, and at least two other directors. Meetings of the Executive Committee shall be held without notice at such dates, times and places as shall be determined by the Executive Committee. The Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation that are permitted by law to be exercised by a committee of the Board, including the power to declare dividends, to authorize the issuance of stock and to adopt a certificate of ownership and merger of a parent corporation and its subsidiary or subsidiaries; provided, however, that the Executive Committee shall not have the power or authority of the Board in reference to amending the Certificate of Incorporation or amending or taking any other action with respect to any stockholder rights plan, adopting an agreement of merger or consolidation with respect to the Corporation, recommending to the stockholders the sale, lease or exchange of all or substantially all the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the By-Laws of the Corporation or adopting a certificate of ownership and merger of the Corporation (other than a certificate of ownership and merger of a parent corporation and its subsidiary or subsidiaries). A majority of the members of the executive Committee shall constitute a quorum. Minutes shall be kept of the proceedings of the Executive Committee, which shall be reported at meetings of the Board. The Executive Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of the Corporation, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series.

     Section 2.04. Other Committees of Directors. The Board may, by resolution adopted by a majority of the Board, designate one or more other committees to have and exercise such power and authority as the Board shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another director to act at the meeting in place of any such absent or disqualified member.

                                    ARTICLE 3
                                    Officers

           Section 3.01. Description and Terms. The officers of the Corporation shall be the Chairman, the Chief Executive Officer, the President, a Treasurer, a Secretary, who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose, and such other additional officers with such titles as the Board shall determine, all of whom shall be chosen by and serve at the pleasure of the Board; provided that the Chief Executive Officer may appoint Senior Vice Presidents, Vice Presidents or Assistant Officers at his or her discretion. Subject to such limitations as may be imposed by the Board, the Chief Executive Officer shall have full executive power and authority with respect to the Corporation. The President, if separate from the Chief Executive Officer, shall have such powers and authority as the Chief Executive Officer may determine. If the Chief Executive Officer is absent or incapacitated, the Executive Committee shall determine the person who shall have all the power and authority of the Chief Executive Officer. Other officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the Chief Executive Officer with or without cause. Any officer may be removed by the Board with or without cause. Subject to such limitations as the board may provide, each officer may further delegate to any other officer or any employee or agent of the Corporation such portions of his or her authority as the officer shall deem appropriate, subject to such limitations as the officer shall specify, and may revoke such authority at any time.

     Section 3.02. Stockholder Consents and Proxies. The Chairman, the Chief Executive Office, each Vice Chairman, the President, the Secretary and the Treasurer, or any one of them, shall have the power and authority on behalf of the Corporation to execute any stockholders' consents or proxies and to attend and act and vote in person or by proxy at any meetings of stockholders of any corporation in which the Corporation may own stock, and at any such meetings shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock which as the owner thereof of the Corporation might have possessed and executed if present. The Board by resolution from time to time may confer like powers upon any officer.

                                    ARTICLE 4
                               General Provisions

     Section 4.01. Notices. Whenever any statute, the Certificate of Incorporation or these By-Laws require notice to be given to any director or stockholder, such notice is to be given in writing by mail, addressed to such director or stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to have been given when it is deposited in the United States mail. Notice to directors may also be given by telegram or facsimile transmission or be delivered personally or by telephone.

     Section 4.02. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

     Section 4.03. Certificates of Stock. Any certificates which represent shares of the Corporation shall be signed by the Chairman or the Chief Executive Officer and by the Secretary or an Assistant Secretary. Any and all signatures on any such certificates, including signature of officers, transfer agents and registrars, may be facsimile.